UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): March 21, 2016

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35731	26-2123838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Columbus Avenue Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 453-6553

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Public Offering

On March 21, 2016, InspireMD, Inc. (the “Company”), closed its public offering of 1,900,000 shares of the Company’s common stock and warrants to purchase up to 950,000 shares of the Company’s common stock.

Private Placement

On March 21, 2016, the Company closed its private placement (the “Private Placement”) of 1,033,051 shares of the Company’s common stock and warrants to purchase up to 516,526 shares of the Company’s common stock with certain of the Company’s officers and directors.

Item 3.02 Sales of Unregistered Units

The information regarding the Private Placement set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Private Placement is being undertaken in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01 Other Events.

On March 21, 2016, the Company issued a press release announcing the closing of a public offering of its common stock and warrants. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

On March 21, 2016, the Company issued a press release announcing the closing of a private placement of its common stock and warrants. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description
99.1	Press release dated March 21, 2016 announcing the closing of a public offering of InspireMD, Inc.’s common stock and warrants
99.2	Press release dated March 21, 2016 announcing the closing of a private placement of InspireMD Inc.’s common stock and warrants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InspireMD, Inc.

Date: March 21, 2016	By:	/s/ Craig Shore
Name: Craig Shore
Title: Chief Financial Officer